Exhibit 5.1

December 11, 2024

Quoin Pharmaceuticals Ltd.

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance and sale the following securities (the “Offering”): ordinary shares, no par value, of the Company (“Ordinary Shares”) represented by American Depositary Shares (“ADSs”) and/or pre-funded warrants to purchase Ordinary Shares represented by ADSs (the “Pre-Funded Warrants”), series F warrants to purchase Ordinary Shares represented by ADSs (the “Series F Warrants”) and series G warrants to purchase Ordinary Shares represented by ADSs (the “Series G Warrants” and together with the Pre-Funded Warrants and Series F Warrants, the “Warrants”), pursuant to a certain securities purchase agreement by and between the Company and each of the purchasers thereof (the “Purchase Agreement”). The proposed maximum aggregate offering price of the securities to be sold in the offering is $45,000,000. This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Purchase Agreement; (iv) the articles of association of the Company, as currently in effect; (v) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration per ADS in such amount and form as has been determined by the Board (or its committee), the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Ordinary Shares underlying the Series F Warrants have been duly authorized, and when any Series F Warrant is exercised pursuant to the terms thereof, the Ordinary Shares underlying the ADSs issuable at that time by the Company will be validly issued, fully paid and non-assessable, and (iii) the Ordinary Shares underlying the Series G Warrants have been duly authorized, and when any Series G Warrant is exercised pursuant to the terms thereof, the Ordinary Shares underlying the ADSs issuable at that time by the Company will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices

Meitar | Law Offices